Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Fee Table and Summary: Service Providers” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, in the Registration Statement (Form N-2) of Principal Diversified Select Real Asset Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-228850).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 10, 2020